EXHIBIT 10.25

FIRST AMENDMENT TO

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This First Amendment to Senior Secured Convertible Promissory Note (this “Agreement”), dated and effective August 9, 2024 (the “Effective Date”), amends that certain Senior Secured Convertible Promissory Note in the principal amount of $12,000,000, dated July 2, 2024 (the “Promissory Note”), by and between Golden Matrix Group, Inc., a Nevada corporation (the “Company”), and Lind Global Asset Management VIII LLC, a Delaware limited liability company (the “Holder”). Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Promissory Note.

WHEREAS, Company and Holder desire to amend the Promissory Note on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendment to Promissory Note. Effective as of the Effective Date, Section 2.1(s) of the Promissory Note is amended and restated to read in its entirety as follows:

“(s) at any time after December 3, 2024, the Company’s Market Capitalization is below $250 million for ten (10) consecutive days; or”.

2. Consideration. Each of the parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

3. Mutual Representations, Covenants and Warranties. Each of the parties, for themselves and for the benefit of each of the other parties hereto, represents, covenants and warrants that:

(a) Such party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

(b) The execution and delivery by such party and the consummation of the transactions contemplated hereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such party is bound or affected; and

First Amendment to Senior Secured Convertible Promissory Note

Golden Matrix Group, Inc.

(c) Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

4. No Material Adverse Effect. The Company hereby represents and warrants to the Holder that there has been no occurrence of a Material Adverse Effect (as such term is defined in the Purchase Agreement) in respect of the Company, or the Company and its Subsidiaries taken as a whole, since the Issuance Date, and the Company has no knowledge of any Material Adverse Effect that is anticipated or expected to occur in the future.

5. Further Assurances. The parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

6. Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Promissory Note to “Promissory Note”, “Note” “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Promissory Note as modified or amended hereby.

7. Promissory Note to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Promissory Note and the terms and conditions thereof shall remain in full force and effect.

8. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise, other than the Purchase Agreement, Transaction Documents (as such term is defined in the Purchase Agreement, the Promissory Note, which is amended as set forth herein.

9. Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflicts of law principles except to the extent that United States federal law preempts Delaware law, in which case United States federal law (including, without limitation, copyright, patent and federal trademark law) shall apply, without reference to conflicts of law principles.

First Amendment to Senior Secured Convertible Promissory Note

Golden Matrix Group, Inc.

11. Heirs, Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party shall be able to assign this Agreement without the prior written consent of the other party; provided, that, either party can assign this Agreement to a successor to all or substantially all of its business to which this Agreement relates, whether by asset sale, merger, reorganization or otherwise.

12. Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written to be effective as of the Effective Date.

COMPANY
Golden Matrix Group, Inc.

/s/ Anthony Brian Goodman
Its: Chief Executive Officer
Printed Name: Anthony Brian Goodman

HOLDER

Lind Global Asset Management VIII LLC Signature: /s/ Jeff Easton By: Jeff Easton Its: Authorized Signatory

First Amendment to Senior Secured Convertible Promissory Note

Golden Matrix Group, Inc.